NON-COMPETITION AGREEMENT

         This Non-Competition Agreement (this "Agreement") is entered into as of April 1, 2000 (the "Effective Date"), by Horizon Vision Centers, L.L.C., a Delaware limited liability company ("Horizon"), for the benefit of Prime RVC, Inc., a Delaware corporation ("Prime RVC") and each of Prime RVC's affiliates (Prime RVC and all of its affiliates are referred to herein individually as a "Beneficiary" and collectively as "Beneficiaries").

                                    RECITALS:

         WHEREAS, concurrently with the execution and delivery of this Agreement, Prime RVC and certain equity holders of Horizon are consummating that certain Limited Liability Company Agreement of Horizon, dated effective as of April 1, 2000 (the "LLC Agreement").

         WHEREAS, Horizon will receive material, valuable benefits as a result of the consummation of the transactions contemplated by the LLC Agreement.

         WHEREAS, the parties acknowledge and agree that Prime RVC would not enter into the LLC Agreement unless Horizon entered into this Agreement.

         WHEREAS, in order to induce Prime RVC to enter into the LLC Agreement, Horizon has agreed to certain restrictions on the activities of Horizon and its Affiliates (as hereinafter defined), which restrictions Horizon deems reasonable and appropriate.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   AGREEMENTS:

         1. Confidentiality Agreement. Horizon agrees that it has been and may continue to be, through its relationship with Prime RVC, exposed to confidential information and trade secrets pertaining to, or arising from, the business of Prime RVC and/or each of Prime RVC's present or future affiliates (individually and collectively, "Discloser"), that such information and trade secrets are unique and valuable and that Discloser would suffer irreparable injury if this information or trade secrets were divulged to those in competition with Discloser. Therefore, Horizon agrees to keep in strict secrecy and confidence, both during and after the period during which Prime RVC owns any interest in Horizon, any and all information concerning Discloser which Horizon acquires, or to which Horizon has access through its relationship with Discloser, that has not been publicly disclosed by Discloser or that is not a matter of common knowledge by Discloser's competitors (collectively, "Proprietary Information"). The Proprietary Information covered by this Agreement shall include, but shall not be limited to, information relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed expansion plans of Discloser, marketing and other business and pricing strategies, and trade secrets of Discloser.

         Except with prior written approval of Discloser, Horizon will not: (i) directly or indirectly, disclose any Proprietary Information to any person except authorized personnel of Discloser or (ii) use Proprietary Information in any way. Within forty-eight (48) hours of the time at which Prime RVC's and its affiliates' aggregate voting equity interests in Horizon constitute less than fifty percent (50%) of the outstanding voting equity interests of Horizon, whether the disposition resulting in such ownership is voluntary or involuntary, Horizon will deliver to Prime RVC (without retaining copies thereof) all documents, records or other memorializations including copies of documents and any notes which Horizon has prepared, that contain Proprietary Information or relate to Discloser's business, all other tangible Proprietary Information in Horizon's possession or control, and all of Discloser's credit cards, keys, equipment, vehicles, supplies and other materials that are in possession or under Horizon's control.

         2. Agreement by Horizon.  Horizon  hereby agrees that,  until the fifth
(5th) anniversary of the date of this Agreement, Horizon will not directly or indirectly, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which it owns less than five percent (5%) of any class of outstanding securities), or as a principal, shareholder, agent, employer, employee, advisor, consultant, co-partner or in any individual or representative capacity whatever, either for its own benefit or for the benefit of any other person, corporation or other entity, without the prior written consent of Prime RVC, commit any of the following acts, which acts shall be considered violations of this covenant not to compete:

                  (a) Except through Horizon, engage in or provide any services that are provided by Horizon, directly or indirectly, anywhere within a two hundred (200) mile radius of any center or facility at any time operated by Horizon or any of Horizon's affiliates, including, without limitation, any services related to, (i) the operating of laser refractive surgical centers, (ii) the manufacture, maintenance, refurbishing, repair, sale, or leasing of any equipment related to or necessary for the operating of laser refractive surgical centers, or
         (iii) providing any management services, training or consulting services related to any of the activities described in (i) or (ii);

                  (b) Directly or indirectly request or advise any person, firm, physician, corporation or other entity having a business relationship with Prime RVC, or any affiliate or related entity of Prime RVC, to withdraw, curtail, or cancel its business with Prime RVC or such affiliate or related entity; or

                  (c) Directly or indirectly hire any employee of Prime RVC, or any affiliate or related entity of Prime RVC, or induce or attempt to influence any employee of Prime RVC or any such affiliate or related entity to terminate his or her employment with Prime RVC or any such affiliate or related entity.

         3. Agreement. Horizon has reviewed and carefully considered the provisions of this ARTICLE and, having done so, agrees that the restrictions applicable to it as set forth herein (a) are fair and reasonable with respect to time, geographic area and scope, (b) are not unduly burdensome to it, and (c) are reasonably required for the protection of the interests of the other parties hereto for whose benefit such restrictions were agreed upon.

         4. Remedies. Horizon agrees that a violation on its part of any applicable covenant contained in this Agreement will cause the other parties hereto for whose benefit such restrictions were agreed upon irreparable damage for which remedies at law may be insufficient, and for that reason, Horizon agrees that the other parties shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, that the other parties may have, including, specifically, recovery of additional damages.

         5. Affiliates. For purposes of this Agreement, an "Affiliate" of Horizon means any corporation, partnership or other entity that, at the date hereof or at any time during the term hereof, is controlled by, or under common control with, Horizon. "Control" (and its derivatives), in this context, means the possession of, directly or indirectly, the power to direct or cause the direction of the management of the applicable corporation, partnership or other entity either through the ownership of voting securities (or other equity interests) or by contract.

     6. Control of Affiliates' Actions. Horizon will timely exercise all of its rights and powers to cause each of its Affiliates to comply with the terms of this Agreement.

     7. Indemnity. Horizon agrees to indemnify, defend and hold each Beneficiary harmless from and against any and all loss, damage, cost and expense (including attorneys' fees) that may result from any breach or threatened breach of this Agreement by Horizon or any Affiliate of Horizon.

         8.       Miscellaneous.

     (a) Amendments. This Agreement may be modified or amended only by an instrument in writing executed by Horizon and Prime RVC.

     (b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (c) Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Texas, and not the conflicts of law provisions thereof.

                  (d) Parties Bound. This Agreement shall be binding upon and be enforceable against Horizon and Horizon's Affiliates, and their respective successors and representatives. This Agreement shall inure to the benefit of each Beneficiary and their respective successors, representatives and assigns.

                  (e) Invalid Provisions. If any provision of this Agreement (including, without limitation, any provision relating to the activities covered by, or time period of, the covenants contained in
         Section 2 of this Agreement) is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  (f) Construction. This Agreement shall be construed without regard to the identity of the person who drafted the various provisions of this Agreement. Each and every provision of this Agreement shall be construed as though all of the parties participated equally in the drafting of this Agreement. Consequently, Horizon acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

                            [Signature page follows]

                                SIGNATURE PAGE TO

                            NON-COMPETITION AGREEMENT

         EXECUTED to be effective as of the date first above written.

HORIZON:                          Horizon Vision Centers, L.L.C.

                                   Signature:

                                   Printed Name:

                                   Title: